SECOND AMENDED AND RESTATED

APPENDIX B

CUSTODY AGREEMENT

            The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated September 30, 2019, with UMB Bank, n.a. ("Custodian") Viking Mutual Funds and The Integrity Funds, and agree to be bound by all the terms and conditions contained in said Agreement:

The Integrity Funds

Integrity Dividend Harvest Fund

Integrity Growth & Income Fund

Integrity High Income Fund

Integrity Mid-North American Resources Fund

Integrity Short Term Government Fund

Integrity Dividend Summit Fund

Viking Mutual Funds

Kansas Municipal Fund

Maine Municipal Fund

Nebraska Municipal Fund

Oklahoma Municipal Fund

Viking Tax-Free Fund for Montana

Viking Tax-Free Fund for North Dakota

THE INTEGRITY FUNDS
Attest:	By:
Name:
Title:
Date:

VIKING MUTUAL FUNDS
Attest:	By:
Name:
Title:
Date:

UMB BANK, N.A.
Attest:	By:
Name: Amy Small
Title: Executive Vice President
Date:

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Effective as of the ___ day of ____________, 20__.

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